EXHIBIT 4.105
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                       SECOND AMENDMENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 31, 2003 (this "Amendment"), is made by and among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the "Parent"), DTG OPERATIONS, INC., an Oklahoma corporation ("Operations"), THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty," and, together with Operations, the "Subsidiary Borrowers"; the Parent and the Subsidiary Borrowers being collectively referred to herein as the "Borrowers"), the Lenders (as defined below) parties hereto and the Administrative Agent (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrowers, the various financial institutions parties thereto (collectively, the "Lenders"), Credit Suisse First Boston ("Credit Suisse First Boston"), as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and JPMorgan Chase Bank ("Chase"), as the syndication agent (in such capacity, the "Syndication Agent", and, together with the Administrative Agent, the "Agents") for the Lenders, have heretofore entered into that certain Second Amended and Restated Credit Agreement, dated as of December 6, 2002 (as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of March 7, 2003, the "Credit Agreement");

     WHEREAS, the Borrowers desire that the $40,000,000 "basket" for certain Permitted Business Acquisitions in 2003 (as set forth in the definition of "Permitted Business Acquisition") not be reduced as a result of Adjusted EBITDA for any four-Fiscal-Quarter period ending in 2003 being less than $85,000,000;

     WHEREAS, the Borrowers desire to avail themselves of up to $70,000,000 of credit support facilities offered to them by Chrysler or subsidiaries of Chrysler;

     WHEREAS,   the  Borrowers   have   requested   that  the  Lenders  and  the
Administrative Agent clarify and/or modify certain provisions of the Credit Agreement; and

     WHEREAS, the Lenders and the Administrative Agent are willing, on and subject to the terms and conditions set forth below (including the amendments set forth in Article II below), to amend certain provisions of the Credit Agreement as provided below (the Credit Agreement, as amended pursuant to the terms of this Amendment, being referred to as the "Amended Credit Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the first recital.

     "Agents" is defined in the first recital.

     "Amended Credit Agreement" is defined in the third recital.

     "Amendment" is defined in the preamble.

     "Borrowers" is defined in the preamble.

     "Credit Agreement" is defined in the first recital.

     "Lenders" is defined in the first recital.

     "Parent" is defined in the preamble.

     "Second  Amendment  Effective  Date" is defined in the  preamble to Article
III.

     SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Amended Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                   ARTICLE II

                                   AMENDMENTS

     Effective as of the date hereof (but subject to the occurrence of the Second Amendment Effective Date), certain provisions of the Credit Agreement are hereby amended in accordance with this Article II; except expressly as so amended by this Amendment, the Credit Agreement shall continue in full force and effect in accordance with its terms.

     SECTION 2.1.   Amendments to Section 1.1  of the Credit Agreement.  Section
1.1 of the Credit Agreement is hereby amended by:

          (a) amending and restating it its entitety the definition of "Excess Cash Flow" in such Section to read as follows:

               `Excess Cash Flow' means, for any Fiscal Year of the Parent, an amount equal to the excess of (a) the sum, without duplication, of (i) Adjusted EBITDA for such Fiscal Year (without giving effect to subclause (b)(v) of the definition of "EBITDA") and (ii) decreases in Consolidated Working Capital for such Fiscal Year over (b) the sum, without duplication, of (i) the aggregate amount paid by the Parent


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

          and its Subsidiaries in cash during such Fiscal Year on account of taxes computed on the basis of income (it being understood and agreed that, in the event the aggregate amount of cash received by the Parent during such Fiscal Year on account of taxes computed on the basis of income exceeds such aggregate amount paid, such excess shall be added in the determination of Excess Cash Flow), (ii) the aggregate amount paid by the Parent and its Subsidiaries in cash during such Fiscal Year on account of Capital Expenditures, other than Vehicle Debt (excluding the principal amount of Indebtedness incurred in connection with such Capital Expenditures, whether incurred in such Fiscal Year or in a subsequent Fiscal Year), (iii) the aggregate amount of all prepayments of any amounts outstanding under any revolving credit facility or agreement (including this Agreement) to which the Parent or any of its Subsidiaries is a borrower to the extent accompanied by permanent reductions of the commitments to extend credit thereunder,
          (iv) the aggregate amount of all principal payments of Indebtedness, other than Vehicle Debt, of the Parent or its Subsidiaries (including any term loans and the principal component of payments in respect of capitalized lease liabilities) made during such Fiscal Year (other than in respect of any revolving credit facility or agreement (including this Agreement)), (v) increases in Consolidated Working Capital for such Fiscal Year, (vi) the amount of Investments, made during such Fiscal Year in cash to the extent that such Investments were financed with internally generated cash flow of the Parent and its Subsidiaries, other than (A) Investments described in clauses (b),
          (e), (f), (h) and (i) of Section 8.2.5 and (B) Investments in any Person that do not exceed the aggregate amount of dividends or other return of capital received by a Borrower or a Subsidiary Guarantor in cash during such Fiscal Year or any prior Fiscal Year (but not prior to the 2000 Fiscal Year) from such Person, and (vii) the aggregate amount of Distributions and purchases and redemptions of shares of the Parent's Capital Stock (or warrants, options or other rights with respect thereto) made during such Fiscal Year by the Parent in cash.";

          (b) amending the definition of "Fixed Charge Coverage Ratio" in such Section by:

               (i) inserting at the end of subclause (b)(ii) thereof the parenthetical "(it being understood and agreed that, in the event the aggregate amount of cash received by the Parent during such period on account of taxes computed on the basis of income exceeds such amount paid, such excess shall be subtracted from the other amounts described in this clause (b))"; and

               (ii) amending and restating subclause (b)(vi) thereof in its entirety to read as follows: "(vi) the aggregate amount of Distributions and purchases and redemptions of shares of the Parent's Capital Stock or warrants, options or other rights with respect thereto made by the Parent during such period in cash."; and

          (c) amending the definition of "Permitted Business Acquisition" in such Section by inserting in the second proviso following the table in clause (a)(ii) thereof the parenthetical "(other than the 2003 Fiscal
     Year)" after the words "the amount set forth in the table above opposite the Fiscal Year".


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


     SECTION 2.2. Additional Amendments to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby further amended by inserting in such Section the following definitions in the appropriate alphabetical order:

          "`New Chrysler Documents' is defined in clause (f) of Section 8.2.2."

          "`New Intercreditor Agreement' is defined in clause (f) of Section 8.2.2."

                  "`Second Amendment' means the Second Amendment to Second Amended and Restated Credit Agreement, dated as of July 31, 2003, among the Borrower, the Lenders parties thereto and the Administrative Agent."

          "`Second Amendment Effective Date' means July 31, 2003."

     SECTION 2.3. Amendment to Section 7.2 of the Credit Agreement. Clause (c) of Section 7.2 of the Credit Agreement is hereby amended by deleting the words "for the benefit of Chrysler" and inserting the words "and the New Chrysler Documents for the benefit of Chrysler and its Subsidiaries that are parties thereto".

     SECTION 2.4.   Amendments to Section 8.2.2 of the Credit Agreement. Section
8.2.2 of the Credit Agreement is hereby amended by:

          (a) clause (f) of such Section is hereby amended and restated in its entirety to read as follows:

               "(f) Indebtedness in respect of letters of credit and Surety Bonds issued by Chrysler or any of its Subsidiaries (i) for the account of, or on behalf of, any Borrower or any of its Subsidiaries in an aggregate amount not to exceed $70,000,000 and (ii) pursuant to agreements in form and substance reasonably satisfactory in all respects to the Administrative Agent (collectively, the "New Chrysler Documents") and so long as the creditors and debtors under the New Chrysler Documents shall be subject to an intercreditor agreement with the Administrative Agent in form and substance reasonably satisfactory in all respects to the Administrative Agent (the "New Intercreditor Agreement");"; and

          (b) clause (v) of such Section is hereby amended by deleting the word "(f)," therefrom.

     SECTION 2.5.   Amendment to Section 8.2.3  of the Credit Agreement.  Clause
(f) of Section 8.2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(f) Liens securing payment of reimbursement obligations in respect of Indebtedness of the type permitted and described in clause (f) of Section 8.2.2, so long as such Liens (i) do not cover any real property, intellectual property or the Retained Interest (as defined in the Security Agreement) of any Borrower or any of its Subsidiaries, (ii) are granted pursuant to the New Chrysler Documents and (iii) are subordinated to the Liens of the type permitted and described in clause (a) above pursuant to the New Intercreditor Agreement;".


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


     SECTION 2.6.   Amendments to Section 8.2.6 of the Credit Agreement. Section
8.2.6 of the Credit Agreement is hereby amended by:

          (a) amending  and   restating  clause  (a)(iii) of such Section in its
     entirety to read as follows:

               "(iii) make a Distribution to the Parent to the extent necessary to enable the Parent to (A) make a Distribution declared by the Parent (but in no event exceeding the amount of such Distribution permitted to be made by the Parent pursuant to the succeeding clause (b)) or (B) purchase or redeem any shares of any class of the Parent's Capital Stock or warrants, options or other rights with respect thereto held by the Parent's stockholders (but in no event exceeding the amount of such purchase or redemption permitted to be made by the Parent pursuant to the succeeding clause (b)), in each case, so long as, immediately before and after giving effect thereto, no Default shall have occurred and be continuing and the Distribution or the purchase or redemption, as applicable, to be made by the Parent is made at the time the Subsidiary Borrowers make their Distribution;";

          (b) amending the proviso to clause (b) of such Section to insert the words "or warrants, options or other rights with respect thereto" immediately following the words "class of the Parent's Capital Stock" and immediately preceding the words "held by the Parent's stockholders" in the third line of such proviso;

          (c) amending subclause (ii) of such proviso to clause (b) by inserting at the end thereof the following:

          "demonstrating that the aggregate amount of such Distribution, purchase or redemption would comply with the amount limitations set forth in subclause (iii) immediately below; provided that, in the case of any such purchase or redemption, such financial statements and certificate shall only be required in the event the aggregate amount of such purchases and redemptions since the date financial statements were last delivered under this subclause (ii) (or, if financial statements have never been delivered under this subclause (ii), since January 1, 2000) exceeds $7,500,000, and"; and

          (d) amending  and   restating  subclause  (iii)(B) of such  proviso to
     clause (b) in its entirety to read as follows:

               "(B) such  purchase or  redemption  does not exceed the excess of
          (1) the sum of (x) $15,000,000 and (y) 25% of Cumulative Excess Cash Flow over (2) the sum of (x) the aggregate amount of Distributions made prior to such date and subsequent to the last day of the most recent Fiscal Year included in the determination of Cumulative Excess Cash Flow by the Parent and its Subsidiaries and (y) the aggregate amount of all other purchases and redemptions consummated prior to such purchase or redemption and subsequent to such last day of such Fiscal Year; provided that the aggregate amount of such purchases and redemptions prior to the date the Administrative Agent receives the Compliance Certificate for the fourth Fiscal Quarter of the 2003 Fiscal Year shall not exceed $15,000,000;"


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     SECTION 2.7.   Amendment to Section 8.2.11 of the Credit Agreement. Section
8.2.11 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

          "Each Borrower will not, and will not permit any of its Subsidiaries to, consent to any material amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the New Chrysler Documents, other than any amendment, supplement or other modification extending the termination or expiry date thereof, without the prior consent of the Administrative Agent."

     SECTION 2.8.   Amendment to Section 8.2.15 of the Credit Agreement. Section
8.2.15 of the Credit Agreement is hereby amended by inserting the words ", the New Chrysler Documents" immediately following the words "the other Loan Documents" and immediately preceding the words "and the Chrysler Credit Support Documents" contained therein.

     SECTION 2.9.   Amendment to Section 8.2.16 of the Credit Agreement. Section
8.2.16 of the Credit Agreement is hereby amended by deleting each reference to the words "the Chrysler Credit Support Documents" and "any Chrysler Credit Support Document" contained in such Section and inserting the words "the Chrysler Credit Support Documents, the New Chrysler Documents" and "any Chrysler Credit Support Document, any New Chrysler Document", respectively, in lieu thereof.

     SECTION 2.10. Amendment to Exhibit D of the Credit Agreement (Form of Compliance Certificate). Exhibit D of the Credit Agreement (Form of Compliance Certificate) is hereby amended by inserting the following paragraph (k) immediately following paragraph (j) thereof:

     "[(k)[TO BE  INCLUDED  IF THE  COMPUTATION  DATE IS AT THE END OF A  FISCAL
          YEAR]

          Excess Cash Flow, Cumulative Excess Cash Flow, etc. Excess Cash Flow for the Fiscal Year ending on the Computation Date is $________, as computed on Attachment 8 hereto. Cumulative Excess Cash Flow as of the Computation Date is $__________, as computed on Attachment 8 hereto. The aggregate amount of Distributions and purchases or redemptions of shares of any class of the Parent's Capital Stock (or warrants, options or other rights with respect thereto) made or consummated since January 1, 2000 and prior to the date hereof is $___________.]"


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                                  ARTICLE III

                           CONDITIONS TO EFFECTIVENESS

     This Amendment, and the amendments and modifications contained herein, shall be and become effective on the date (the "Second Amendment Effective Date") when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

     SECTION 3.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of (i) each of the Borrowers and (ii) the Required Lenders.

     SECTION 3.2. Amendment Effective Date Certificate. The Administrative Agent shall have received a certificate from the chief financial Authorized Officer of the Parent confirming the representations and warranties set forth in
Article IV and otherwise in the form set forth in Annex I hereto.

     SECTION 3.3. Execution of Affirmation and Acknowledgment. The Administrative Agent shall have received an affirmation and acknowledgment in form and substance satisfactory to it, duly executed and delivered by each Guarantor and any other Obligor that has granted a Lien pursuant to any Loan Document, other than the Borrowers.

     SECTION 3.4. Amendment Fee. The Administrative Agent shall have received the amendment fees due and payable pursuant to Section 5.3.

     SECTION 3.5. Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.4 hereof (to the extent then invoiced) and pursuant to the Amended Credit Agreement (including all previously invoiced fees and expenses).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrowers hereby represents and warrants to each Agent and each Lender, as of the date hereof, as set forth in this Article IV.

     SECTION 4.1. Representations and Warranties. (a) The representations and warranties set forth in Article VII of the Credit Agreement (excluding, however, those contained in Section 7.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

          (b) except as disclosed by any Borrower to the Administrative Agent, the Issuer and the Lenders pursuant to Section 7.7 of the Credit Agreement

               (i) there is no pending or, to the best knowledge of any Borrower, threatened litigation, action, proceeding or labor controversy affecting any Borrower or any of its Subsidiaries, or any of their respective properties, businesses, or revenues, which may materially adversely affect the businesses, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, the Notes or any other Loan Document, except as disclosed in Item 7.7 ("Litigation") of the Disclosure Schedule to the Credit Agreement; and


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               (ii)    no  development has  occurred  in any  labor controversy,
          litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 of the Credit Agreement which may
          materially  adversely  affect  the  business,  property,   operations,
          assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, the Notes, or any other Loan Document;

          (c) no Default (other than any Default that would not exist upon effectiveness of this Amendment) has occurred and is continuing, and neither any Borrower nor any of their respective Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree; and

          (d) this Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

     SECTION 4.2. Full Disclosure. Except as corrected by written information delivered to the Agents and the Lenders reasonably prior to the date on which this representation is made, all information (other than financial and business projections and forecasts) heretofore or contemporaneously furnished by any Borrower in writing to any Agent, the Issuer or any Lender for purposes of or in connection with this Amendment is true and accurate in every material respect and such information is not incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which such information was furnished. All financial and business projections and forecasts delivered to any Agent, the Issuer or any Lender by or on behalf of any Borrower have been prepared in good faith based upon assumptions which the Borrowers believe to be reasonable.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, consent to or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of any of the Borrowers or any other Obligor which would require the consent of the Lenders under the Credit Agreement or any of the other Loan Documents.


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


     SECTION 5.2. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Amended Credit Agreement). Any breach of any representation or warranty or covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 5.3. Amendment Fee. Upon satisfaction of the condition set forth in clause (ii) of Section 3.1, the Borrowers shall pay, without setoff, deduction or counterclaim, a non-refundable amendment fee for the account of each Lender that has executed and delivered (including delivery by way of facsimile) a copy of this Amendment to the attention of Kenneth Suh at Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019 (19th floor), telecopy number 212-262-1910, at or prior to 5:00 p.m., New York time, on or before July 31, 2003 (as such time may be extended by the Parent), in the amount of 10.0 basis points of such Lender's Commitment as of the date hereof. The aggregate amount of such amendment fee shall be paid at or prior to noon, New York time, on August 1, 2003 (or, in the event the date in the immediately preceding sentence has been extended, the Business Day that immediately succeeds such extended date) to the Administrative Agent for the pro rata account of the Lenders entitled to receive such amendment fee.

     SECTION 5.4. Fees and Expenses. The Borrowers, jointly and severally, agree to pay on demand all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw, as counsel for the Administrative Agent.

     SECTION 5.5.   Headings.   The  various  headings  of  this  Amendment  are
inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     SECTION 5.6. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 5.7.   Cross-References.   References  in  this  Amendment  to  any
Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

     SECTION 5.8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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


     SECTION 5.9. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title: Treasurer



                                        DTG OPERATIONS, INC.


                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title: Treasurer



                                        THRIFTY RENT-A-CAR SYSTEM, INC.


                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title: Treasurer



                                        CREDIT SUISSE FIRST BOSTON, acting
                                           through its New York Branch, as the
                                           Administrative Agent


                                        By:_____________________________________
                                           Name:
                                           Title:





                                        By:_____________________________________
                                           Name:
                                           Title:

                                        LENDERS:
                                        CREDIT SUISSE FIRST BOSTON, acting
                                           through its Cayman Islands Branch


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        JPMORGAN CHASE BANK


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        BANK OF OKLAHOMA, NATIONAL ASSOCIATION


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        DEUTSCHE BANK AG, NEW YORK BRANCH


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        DRESDNER BANK AG, NEW YORK AND GRAND
                                           CAYMAN BRANCHES


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        LOCAL OKLAHOMA BANK, N.A.


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        MIDFIRST BANK


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        THE BANK OF NOVA SCOTIA


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        ARVEST BANK (formerly known as Arvest
                                           State Bank)


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        TEXTRON FINANCIAL CORPORATION


                                        By:_____________________________________
                                           Name:
                                           Title: